                                                    EXHIBIT 10(a)(22)
                 NON-QUALIFIED OPTION AGREEMENT



     THIS AGREEMENT, dated as of the ____ day of _____, 19__ between Vanguard Cellular Systems, Inc., a North Carolina corporation having its principal office at 2002 Pisgah Church Road, Suite 300, Greensboro, North Carolina 27455 (hereinafter called the "Company"), and "*A*", an employee of the Company (hereinafter called the "Option Holder").


                           WITNESSETH:


     WHEREAS, the Company recognizes the value to it of the services of the Option Holder as an employee and is desirous of furnishing Option Holder with added incentive and inducement to contribute to the success of the Company; and

     WHEREAS, the Board of Directors of the Company has adopted, and the shareholders have approved, the 1994 Long-Term Incentive Plan, a copy of which is annexed hereto as Exhibit A (hereinafter called the "Plan"); and

     WHEREAS, on ________, ____, pursuant to the provisions of the Plan, the Compensation Committee of the Company's Board of Directors granted to the Option Holder, pursuant to the Plan, an option in respect of the number of shares and fixed and determined the option price and the other terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises and representations herein contained and other good and valuable consideration, it is agreed by and between the parties hereto as follows:

     l. Subject to the Plan, the terms and provisions of which are incorporated herein by reference, the Company hereby grants to the Option Holder a Non-Qualified Stock Option to purchase, on the terms and subject to the conditions hereinafter set forth, all or any part of an aggregate of "*#*" shares of the Class A Common Stock ($.01 par value) of the Company at the purchase price of $______ per share (the "Option"), exercisable in the amounts and at the times set forth in this paragraph l. Unless sooner terminated as provided in this Agreement, the Option shall terminate, and all rights of the Option Holder hereunder shall expire, on ________, ____. In no event may the Option be exercised after ________, ____.

     The Option may be exercised in installments as follows:

          (a) up to _____ of the total shares subject to the Option on and at any time after ________, ____ and prior to termination of the Option;

          (b) up to _____ of the total shares subject to the Option, less any shares previously purchased pursuant to the Option, on and at any time after ________, ____ and prior to termination of the Option;

          (c) up to _____ of the total shares subject to the Option, less any shares previously purchased pursuant to the Option, on and at any time after ________, ____ and prior to termination of the Option;

          (d) up to _____ of the total shares subject to the Option, less any shares previously purchased pursuant to the Option, on and at any time after ________, ____ and prior to termination of the Option;

          (e) up to _____ of the total shares subject to the Option, less any shares previously purchased pursuant to the Option, on and at any time after ________, ____

     2. The Option or any part thereof may, to the extent that it is exercisable, be exercised in the manner provided in Sections 6.5 and 6.6 of the Plan. Payment of the aggregate option price for the number of shares purchased shall be made in the manner provided in Section 6.5 of the Plan, including by payment consisting in full or in part of shares of Class A Common Stock.

     3. The Option or any part thereof may be exercised during the lifetime of the Option Holder only by the Option Holder and, except as provided in paragraph 4 hereinbelow, may be exercised only while the Option Holder is an employee of the Company, its parent or any of its subsidiaries.

     4. If the Option Holder ceases to be an employee of the Company, its parent, or any of its subsidiaries for any reason (other than Option Holder's death or permanent and total disability), the Option, to the extent it is exercisable immediately prior to such termination, may be exercised at any time within three months after the date of termination of Option Holder's employment but in no event after the Option has expired. If the Option Holder ceases to be an employee by reason of Option Holder's death or permanent and total disability, the Option may be exercised, at any time within one year after such termination but in no event after the Option has expired, by the Optionee or the person or persons to whom the Option Holder's rights under the Option shall pass by will or by the laws of descent and distribution.

     5. Except as provided above with respect to transfers upon the death of the Option Holder, the Option shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege confirmed hereby contrary to the provisions hereof, the Option and the rights and privileges confirmed hereby shall immediately become null and void.

     6. The Option Holder acknowledges that, upon any exercise of the Option, Option Holder will recognize ordinary income for income tax purposes (generally in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price paid therefor) and the Company will be entitled to a corresponding deduction. Consequently, the Option Holder agrees that Option Holder will pay, or make arrangements to pay, to the Company an amount equal to any income and other taxes that the Company is required to withhold as a result of Option Holder's exercise of the Option. If for any reason such payment or arrangement to pay is not made, the Company shall be entitled to withhold, from other sums payable to the Option Holder, the amount of such income and other taxes.

     7. If the shares of Class A Common Stock of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split in which the Company is the surviving entity, an appropriate and proportionate adjustment shall be made, as provided in Article 14 of the Plan, in the number or kind of shares allocated to any unexercised part of the Option. In the event of a consolidation or a merger in which the Company is not the surviving corporation, or any other merger in which the shareholders of the Company exchange their stock for stock of another corporation, or in the event of complete liquidation of the Company, or in the case of a tender offer for 50% or more of the combined voting power of the Company's outstanding securities, the Option shall thereupon become immediately exercisable (to the extent it is not already so exercisable). In the event the consideration to be received for Class A Common Stock in any such transaction is cash, the Option Holder shall be entitled to receive from the Company at the time the transaction is consummated cash in an amount equal to the difference between the exercise price of aggregate number of shares then subject to the Option and not yet purchased by the Option Holder and the price of such number of shares of Class A Common Stock of the Company in the consolidation, merger, liquidation, or tender offer (such difference to be determined by the Board of Directors as of the effective date of the transaction). In the event such transaction is for consideration other than cash, the Option Holder shall be entitled to receive a replacement option on the same terms and conditions as the Option except that there shall be substituted for the Class A Common Stock the consideration that would have been received by the Option Holder as a result of such transaction had the Option been exercised immediately prior to consummation of such transaction.

     8. The Option shall not be exercised in whole or in part and no certificates representing shares subject to the Option shall be delivered, if any requisite approval or consent of any governmental authority having jurisdiction over the exercise of options shall not have been secured or if the issuance of shares subject to the Option would violate any Federal, state or local law, regulation or order that may be applicable. The Company shall use its best efforts to obtain any such approval or consent and to effect compliance with any such applicable law, regulation or order, and the Option Holder or any other person entitled to exercise the Option shall take any action reasonably requested by the Company in such connection.

     9. The Option Holder recognizes that any registration of the Option and the shares of Class A Common Stock issuable upon its exercise under the Securities Act of 1933 or under the securities laws of any state shall be at the option of the Company. The Option Holder acknowledges that, absent registration, under present federal securities regulations, Option Holder will be required to hold any shares purchased pursuant to exercise of the Option for a period of not less than two years following full payment for said shares and that thereafter the shares may be sold only in compliance with Rule 144 of the Securities and Exchange Commission. The Option Holder further acknowledges that, notwithstanding registration, if, at the time of exercise of the Option, Option Holder is deemed an "affiliate" of the Company as defined in said Rule 144, any shares purchased thereunder will nevertheless be subject to sale only in compliance with Rule 144 (but without any holding period), and that the Company shall take such action as it deems necessary or appropriate to assure such compliance, including placing restrictive legends on certificates evidencing such shares and delivering stop transfer instructions to the Company's transfer agent.

     10. Any notice to be given to the Company shall be addressed to the General Counsel of the Company at 2002 Pisgah Church Road, Suite 300, Greensboro, North Carolina 27455.

     11. Nothing herein contained shall affect the right of the Option Holder to participate in and receive benefits under and in accordance with the provisions of any pension, insurance or other benefit plan or program of the Company as in effect from time to time and for which Option Holder is eligible.

     12. Nothing herein contained shall affect the right of the Company, subject to the terms of any existing contractual arrangement to the contrary, to terminate the Option Holder's employment at any time for any reason whatsoever.

     13. This Agreement shall be binding upon and inure to the benefit of the Option Holder, Option Holder's personal representatives, heirs and legatees, but neither this Agreement nor any rights hereunder shall be assignable or otherwise transferable by the Option Holder except as expressly set forth in this Agreement or in the Plan.


                                   VANGUARD CELLULAR SYSTEMS, INC.


                                   By:  ______________________________

                                   Title:  _____________________________


                                       "*A*"
                                   Option Holder